UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EMBRACE CHANGE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

Embrace Change Acquisition Corp. (the “Company”) is filing this amendment (the “Amendment”) to its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 31, 2024 (the “Proxy Statement”) to provide the following updates:

1. On August 6, 2024, the Company filed a current report on form of 8-K disclosing that it deposited an aggregate of $400,000 into the Trust Account from August 5, 2024 to August 6, 2024, as the Extension Payment.

2. On August 6, 2024, the redemption price per Public Share was approximately $11.45 (which is expected to be the same approximate amount two (2) business days prior to the Extraordinary General Meeting), based on the aggregate amount on deposit in the Trust Account of approximately $58.7 million as of August 6, 2024 (including interest not previously released to Embrace Change to pay its taxes), divided by the total number of then issued and outstanding Public Shares.

Terms used in this Amendment that are not defined in this Amendment have the meanings given to them in the Proxy Statement.

The date of this Amendment is August 6, 2024.